Schedule B

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

FMR Investment Management (UK) Limited

Name of Trust	Name of Portfolio	Effective Date	Annual Sub-Advisory Fee Rate (bp) 0.5 x (individual fund fee rate + group fee rate)

Fidelity Advisor Series I	Fidelity Advisor Series Equity Growth Fund	03/19/2014	0.5 x (30 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Series Small Cap Core Fund	07/20/2022	0.5 x (45 bp + group fee rate)
Fidelity Contrafund	Fidelity Series Opportunistic Insights Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Series All-Sector Equity Fund	09/17/2008	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Series Stock Selector Large Cap Value Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Series Value Discovery Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Hastings Street Trust	Fidelity Series Large Cap Stock Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Canada Fund	08/15/2017	0.5 x (45 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Emerging Markets Fund	07/19/2018	0.5 x (55 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Emerging Markets Opportunities Fund	09/17/2008	0.5 x (55 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series International Growth Fund	09/16/2009	0.5 x (45 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series International Small Cap Fund	09/16/2009	0.5 x (60 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series International Value Fund	09/16/2009	0.5 x (45 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Overseas Fund	03/06/2019	0.5 x (42.4 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Select International Small Cap Fund	07/20/2022	0.5 x (60 bp + group fee rate)
Fidelity Investment Trust	Fidelity SAI International SMA Completion Fund	01/23/2019	0.5 x (42.4 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Series Intrinsic Opportunities Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Series Real Estate Income Fund	01/19/2011	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Series Small Cap Opportunities Fund	07/17/2008	0.5 x (45 bp + group fee rate)

Fidelity Management & Research Company LLC		FMR Investment Management (UK) Limited

By:	/s/ Christopher J. Rimmer	By:	/s/ Niamh Brodie-Machura
Name:	Christopher J. Rimmer	Name:	Niamh Brodie-Machura
Title:	Treasurer	Title:	Director